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                                                                      EXHIBIT 24

March 23, 2005

Mr. S. Kinnie Smith, Jr.
Mr. Thomas J. Webb
Mr. Michael D. VanHemert
CMS Energy Corporation
One Energy Plaza
Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including any post-effective amendment(s) to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $1.5 billion net aggregate principal amount of any debt, equity, trust or convertible securities of the Corporation (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities which includes allowance for conversions from convertible securities).

Very truly yours,

/s/ K. Whipple                               /s/ S. Kinnie Smith, Jr.
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Kenneth Whipple                              S. Kinnie Smith, Jr.

/s/ Earl D. Holton                           /s/ D. W. Joos
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Earl D. Holton                               David W. Joos

/s/ Merribel S. Ayres                        /s/ M. T. Monahan
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Merribel S. Ayres                            Michael T. Monahan

/s/ Joseph F. Paquette, Jr.                  /s/ W. U. Parfet
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Joseph F. Paquette, Jr.                      William U. Parfet

/s/ Percy A. Pierre                          /s/ K. L. Way
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Percy A. Pierre                              Kenneth L. Way

/s/ John B. Yasinsky
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John B. Yasinsky